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                     BlackRock Advantage Global Fund, Inc.
                     -------------------------------------
                                 (the "Fund")

Sub-Item 77C: Submission of matters to a vote of security holders

A Special Meeting of Shareholders was held on August 24, 2017 for shareholders to vote on the following proposals applicable to the Fund:

Proposal 1. To approve a change in the investment objective of the Fund and to make the investment objective a non-fundamental policy of the Fund that may be changed by the Board of Directors of the Fund without shareholder approval.

        Votes For               Votes Against                Abstain
      12,328,264.174            4,507,895.537             1,193,425.624

Proposal 4. To approve the amendment or elimination of certain of the Fund's fundamental investment restrictions as follows:

4A.To amend the fundamental investment restriction regarding concentration.

        Votes For               Votes Against                Abstain
      15,063,701.345            1,579,894.796             1,385,989.193

4B.To amend the fundamental investment restriction regarding borrowing.

        Votes For               Votes Against                Abstain
      14,900,778.938            1,769,846.426             1,358,959.970

4C.To amend the fundamental investment restriction regarding the issuance of senior securities.

        Votes For               Votes Against                Abstain
      15,033,711.145            1,585,394.232             1,410,479.958

4D.To amend the fundamental investment restriction regarding investing in real estate.

        Votes For               Votes Against                Abstain
      15,167,505.573            1,521,030.421             1,341,049.340

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4E.To amend the fundamental investment restriction regarding underwriting.

        Votes For               Votes Against                Abstain
      14,954,478.245            1,668,653.321             1,406,453.769

4F.To amend the fundamental investment restriction regarding investing in commodities.

        Votes For               Votes Against                Abstain
      15,109,536.269            1,583,338.483             1,336,710.583

4G.To amend the fundamental investment restriction regarding lending.

        Votes For               Votes Against                Abstain
      14,941,417.756            1,725,404.025             1,362,763.554

4H.To eliminate the fundamental investment restriction regarding investing for the purpose of exercising control or management.

        Votes For               Votes Against                Abstain
      14,953,507.704            1,689,834.999             1,386,242.631

4I.To amend the fundamental investment restriction regarding diversification.

        Votes For               Votes Against                Abstain
      15,207,198.450            1,476,428.267             1,345,958.618

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